EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 5, 2017, and is entered into by and among SUPER MICRO COMPUTER, INC., a Delaware corporation (the “Company”), SUPER MICRO COMPUTER B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792, as the “Designated” hereunder and not as a Guarantor (in such capacity, the “Designated Borrower” and, together with the Company, the “Borrowers” and each a “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS
WHEREAS, the Borrowers, certain Subsidiaries of the Company party from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of June 30, 2016 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Loan Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1    Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Credit Agreement, as amended hereby.
Section 1.2    Recitals. The Recitals above are incorporated herein as though set forth in full and the Loan Parties stipulate to the accuracy of each of the Recitals.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
Section 2.1    New Definition. The following new definition is hereby added to Section 1.01 of the Credit Agreement in alphabetical order to read in its entirety as follows:
‘“Second Amendment Effective Date’ means May 5, 2017.”

Section 2.1    Amendment to the First Preamble in the Credit Agreement. The first preamble under “Preliminary Statements” of the Credit Agreement is hereby amended and restated in its entirety as follows:
“WHEREAS, the Loan Parties (as hereinafter defined) have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to (a) $105,000,000 as of the Closing Date, (b) an increased Revolving Commitment of up to $85,000,000 as of the Second Amendment Effective Date.”
Section 2.2    Amendment to the Definition of “Maturity Date” in Section 1.01 of the Credit Agreement. The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
‘“Maturity Date’ means (a) with respect to the Revolving Facility, October 31, 2018 and (b) with respect to the Term Facility, June 30, 2021; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.”
Section 2.3    Amendment to the Definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement. The definition of “Revolving Commitment” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
‘“Revolving Commitment’ means as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders on the Second Amendment Effective Date shall be $85,000,000.”
Section 2.1    Amendment to “Commitment Fee” in Section 2.09(a) of the Credit Agreement. Section 2.09 (a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee equal to 0.30% times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September, and December commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility. If the Company maintains an average daily balance of at least $42,500,000 in one or more deposit accounts with Bank of America during the period for which the Commitment Fee is calculated, then the Borrowers are not obligated to pay any portion of the commitment fee calculated with respect to that period. The Commitment Fee shall be calculated quarterly in arrears. Notwithstanding anything to the contrary herein or the other Loan Documents, in no event shall the Designated Borrower have any liability for more than its share of the Commitment Fee as determined by Company and reported on each Compliance Certificate.”
For the avoidance of doubt, Section 2.09 shall otherwise remain in full force and effect.
Section 2.2    Amendment to “Domestic Unencumbered Liquidity” in Section 7.11(c) of the Credit Agreement. Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Domestic Unencumbered Liquidity. Permit the Domestic Unencumbered Liquidity of the Company to be less than $40,000,000, measured quarterly as of the last day of each fiscal quarter.”
For the avoidance of doubt, Section 7.11 shall otherwise remain in full force and effect.
Section 2.3    Amendment to Schedule 1.01(b). Schedule 1.01(b) of the Credit Agreement is hereby deleted and replaced with Schedule 1.01(b) attached hereto.
ARTICLE III
CONDITIONS
Section 3.1    Conditions Precedent. This Amendment shall not be binding upon the Administrative Agent or the Lenders until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Administrative Agent:
(a)    The representations and warranties contained herein and in the Credit Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
(b)    No Default or Event of Default shall have occurred and be continuing;
(c)    The Loan Parties have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole discretion, an executed original of the First Amendment Fee Letter;
(d)    The Loan Parties have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole discretion, an endorsement to the title policy, together with an amendment to the deed of trust, issued by the existing title insurance company, Chicago Title Company;
(e)    The Loan Parties have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole discretion, an updated certificate from a Responsible Officer of each Loan Party, certifying (i) that each Loan Party’s Organization Documents delivered in connection with the Credit Agreement are true and complete, and in full force and effect, without amendment except as shown, (ii) to the title, name and signature of each Responsible Officer authorized to sign this Amendment and the other Loan Documents, (iii) the resolutions of the governing body of each Loan Party authorizing the execution of this Amendment and the other Loan Documents, and (iv) the good standing (if applicable), existence or its equivalent of each Loan Party; and
(f)    The Loan Parties have delivered to the Administrative Agent, in form and substance acceptable to the Administrative Agent in its sole discretion, an executed original of this Amendment.
ARTICLE IV
ADDITIONAL COVENANT AND MISCELLANEOUS
Section 4.1    Acknowledgment of the Loan Parties. Each of the Loan Parties hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Loan Party with all of the provisions of this Amendment: (a) are within the powers and purposes of such Loan Party; (b) have been duly authorized or approved by the board of directors or managers, as applicable, of such Loan Party; (c) when executed and delivered by or on behalf of such Loan Party, will constitute valid and binding obligations of such Loan Party, enforceable in accordance with their terms; and (d) the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims. Each Loan Party reaffirms its obligation to pay all amounts due to the Administrative Agent or the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 4.2    Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Credit Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Administrative Agent, for the benefit of the Lenders, in the collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the Obligations.
Section 4.3    Event of Default. A breach of this Amendment shall be an Event of Default.
Section 4.4    Parties, Successors and Assigns. This Amendment shall be binding upon the Loan Parties and shall inure to the benefit of the Administrative Agent, the Lenders, and their respective successors and assigns.
Section 4.5    Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which, when so executed, shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument.
Section 4.6    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
Section 4.7    Expenses of Administrative Agent. Without limiting the terms and conditions of the Loan Documents, in addition to the fees set forth in the First Amendment to Fee Letter of even date herewith, the Loan Parties agree to pay on demand: (a) all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Administrative Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Administrative Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Administrative Agent’s legal counsel.
Section 4.8    Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 4.9    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
Section 4.10    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.
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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.
COMPANY:                    SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By: /S/ Howard Hideshima
Name:    Howard Hideshima
Title:    CFO

DESIGNATED
BORROWER:                    SUPER MICRO COMPUTER B.V.,
a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) formed under the laws of the Netherlands and registered with the Trade Register of the Dutch Chamber of Commerce under number 17102792

By: /S/ Wally Liaw
Name: Wally Liaw
Title: Managing Director

SECOND AMENDMENT TO CREDIT AGREEMENT
SIGNATURE PAGE

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent By: /S/ Thomas R. Sullivan Name: Thomas R. Sullivan Title: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
SIGNATURE PAGE

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Lender By: /S/ Thomas R. Sullivan Name: Thomas R. Sullivan Title: Senior Vice President

SECOND AMENDMENT TO CREDIT AGREEMENT
SIGNATURE PAGE

Schedule 1.01(b)
of the Credit Agreement

Lender	Revolving Commitment	Applicable Percentage (Revolving Loans)	Term Commitment	Applicable Percentage (Term Loans)
Bank of America, N.A.	$85,000,000	100%	$50,000,000	100%
Total:	$85,000,000	100%	$50,000,000	100%